UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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CTI Industries Corporation

(Name of Registrant as Specified in its Charter)

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CTI INDUSTRIES CORPORATION
22160 North Pepper Road
Barrington, Illinois 60010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
BE HELD ON JUNE 22, 2007

To: Shareholders of CTI Industries Corporation

The annual meeting of the shareholders of CTI Industries Corporation will be held at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois, 60014, on June 22, 2007, at 10:00 a.m., Central Standard Time, for the following purposes:

1.	To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

2.	To approve the adoption of the CTI Industries Corporation 2007 Stock Incentive Plan;

3.	To ratify the appointment of Weiser, L.L.P. as auditors of the Corporation for 2007 (Item No. 3 on proxy card); and

4.	To transact such other business as may properly come before the meeting.

The close of business on April 27, 2007, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

April 30, 2007	/s/ Stephen M. Merrick
Stephen M. Merrick, Secretary

YOUR VOTE IS IMPORTANT

It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

CTI INDUSTRIES CORPORATION
22160 North Pepper Road
Barrington, Illinois 60010

PROXY STATEMENT

Information Concerning the Solicitation

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (the “Annual Meeting”) of CTI Industries Corporation (the “Company”), an Illinois corporation, to be held at 10:00 a.m. Central Daylight Savings Time on June 22, 2007, at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014. The proxy materials are being mailed to shareholders of record at the close of business on April 27, 2007.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

Only shareholders of record at the close of business on April 27, 2007, are entitled to vote at the Annual Meeting. On that day, there were 2,266,184 shares of Common Stock outstanding. Each share has one vote. A simple majority of the outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. Seven directors will be elected by the Company's Common Stockholders at this meeting. The Common Stock does not possess cumulative voting rights, and the election of directors will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. The approval of the 2007 Stock Incentive Plan and the ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted “FOR” the nominees for directors contained in these proxy materials, “FOR” proposal 2, and “FOR” proposal 3.

Stock Ownership by Management and Others

The following table provides information concerning the beneficial ownership of the Company’s Common Stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of April 27, 2007. In addition, the table provides information concerning the beneficial owners, if any, known to the Company to hold more than 5 percent of the outstanding Common Stock of the Company as of April 27, 2007.

The amounts and percentage of stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 27, 2007. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Percentage of class is based on 2,266,184 shares of Common Stock outstanding as of April 27, 2007.

Name and Address Directors and Officers(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock
Stephen M. Merrick	682,246	(3)	27.50	%(4)
John H. Schwan	678,355	(5)	27.36	%(4)
Howard W. Schwan	226,676	(6)	9.56	%(4)
Brent Anderson	65,385	(7)	2.83	%(4)
Tim Patterson	16,448	(8)	*
Steve Frank	15,600	(9)	*
Samuel Komar	12,500	(10)	*
Bret Tayne 6834 N. Kostner Avenue Lincolnwood, IL 60712	10,925	(11)	*
Stanley M. Brown 4227 United Parkway Schiller Park, IL 60176	10,266	(12)	*
Michael Avramovich 70 W. Madison Street, Ste 1400 Chicago, IL 60602	1,000	(13)	*
John Collins 262 Pine Street Deerfield, IL 60015	1,000	(14)	*
All Current Directors and Executive Officers as a group (11 persons)	1,720,401		70.23	(4)
_____________
* Less than one percent

(1)	Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010.

(2)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3)
Includes warrants to purchase up to 151,515 shares of Common Stock at $3.30 per share, warrants to purchase up to 70,000 shares of Common Stock at $4.87 per share, and options to purchase up to 5,953 shares of Common Stock at $2.55 per share granted under the Company’s 2002 Stock Option Plan. Also includes 106,000 shares each owned by Mr. Merrick’s two adult children as to which Mr. Merrick disclaims beneficial ownership and 212,000 shares held by a trust for the benefit of Mr. Merrick’s minor children.

(4)	Assumes the exercise of all warrants and options owned by the named person into shares of Common Stock.

(5)
Includes warrants to purchase up to 101,515 shares of Common Stock at $3.30 per share, warrants to purchase up to 93,000 shares of Common Stock at $4.87 per share, and options to purchase up to 5,953 shares of Common Stock at $2.55 per share granted under the Company’s 2002 Stock Option Plan and 477,887 shares of Common Stock.

(6)
Includes warrants to purchase up to 50,000 shares of Common Stock at $3.30 per share, options to purchase up to 15,873 shares of Common Stock at $6.30 per share granted under the Company’s 1997 Stock Option Plan, options to purchase up to 23,810 shares of Common Stock at $1.89 per share granted under the Company’s 1999 Stock Option Plan and options to purchase up to 14,286 shares of Common Stock at $2.31 per share granted under the Company’s 2002 Stock Option Plan and 122,707 shares of Common Stock.

(7)
Includes options to purchase up to 4,762 shares of Common Stock at $6.30 per share granted under the Company’s 1997 Stock Option Plan, options to purchase up to 17,858 shares of Common Stock at $1.47 per share, granted under the Company’s 2001 Stock Option Plan, options to purchase up to 8,929 shares of Common Stock at $2.31 per share, options to purchase up to 10,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and 23,836 shares of Common Stock.

(8)
Includes options to purchase up to 5,000 shares of Common Stock at $2.26 per share, options to purchase up to 10,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and 1,448 shares of Common Stock.

(9)	Includes options to purchase up to 10,000 of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and 5,600 shares of Common Stock.

(10)
Includes options to purchase up to 4,762 shares of Common Stock at $6.30 per share granted under the Company’s 1997 Stock Option Plan, options to purchase 7,500 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and 238 shares of Common Stock held by immediate family members.

(11)
Includes options to purchase up to 1,984 shares of Common Stock at $6.30 per share granted under the Company’s 1997 Stock Option Plan, and options to purchase up to 2,976 shares of Common Stock at $2.31 per share and options to purchase up to 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and 4,965 shares of Common Stock.

(12)
Includes options to purchase up to 1,984 shares of Common Stock at $6.30 per share granted under the Company’s 1997 Stock Option Plan and options to purchase up to 2,976 shares of Common Stock at $2.31 per share and options to purchase 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan and 4,306 shares of Common Stock

(13)	Includes options to purchase up to 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 stock Option Plan.

(14)	Includes options to purchase up to 1,000 shares of Common Stock at $2.88 per share granted under the Company’s 2002 Stock Option Plan.

PROPOSAL ONE - ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2008. All directors will be elected by holders of the Company’s Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE SEVEN NOMINEES FOR DIRECTOR NAMED IN PROPOSAL ONE.

Information Concerning Nominees

The following is information concerning nominees for election as directors of the Company as of April 27, 2007. Messrs. John Schwan, Howard Schwan, Merrick, Brown, Collins, Tayne and Avramovich are presently directors of the Company.

JOHN H. SCHWAN, age 63, Chairman. Mr. Schwan has been an officer and director of the Company since January, 1996. Until March 2006, Mr. Schwan was an executive officer of Rapak, L.L.C. or affiliated companies for over 15 years. Mr. Schwan has over 30 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army, 1st Air Cavalry Division in Vietnam from 1966 to 1969. Mr. Schwan has a BA from North Park University.

HOWARD W. SCHWAN, age 52, President. Mr. Schwan has been associated with the Company for 26 years, principally in the management of the production and engineering operations of the Company. Mr. Schwan was appointed as Vice President of Manufacturing in November, 1990, was appointed as a director in January, 1996, and was appointed as President in June, 1997.

John Schwan and Howard Schwan are brothers.

STEPHEN M. MERRICK, age 65, Executive Vice President, Chief Financial Officer, and Secretary. Mr. Merrick was President of the Company from January, 1996 to June, 1997 when he became Chief Executive Officer of the Company. In October, 1999, Mr. Merrick became Executive Vice President. Mr. Merrick is of Counsel to the law firm of Vanasco Genelly & Miller of Chicago, Illinois and has been engaged in the practice of law for more than 40 years. Mr. Merrick is also Senior Vice President, Director and a member of the Management Committee of Reliv International, Inc. (Nasdaq), a manufacturer and direct marketer of nutritional supplements and food products.

STANLEY M. BROWN, age 61, Director. Mr. Brown was appointed as a director of the Company in January, 1996. Since March, 1996, Mr. Brown has been President of IRSI, Inc., a manufacturer and lessor of in-room vending systems for hotels and of inventory control equipment for manufacturers.  From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving the rank of Captain.

BRET TAYNE, age 48, Director. Mr. Tayne was appointed as a director of the Company in December, 1997. Mr. Tayne has been the Managing Director of Intrepid Tool Industries, LLC, which is a successor to Everede Tool Company, a manufacturer of industrial cutting tools, since January, 1992. Prior to that, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company, since 1986. Mr. Tayne received a Bachelor of Science degree from Tufts University and an MBA from Northwestern University.

MICHAEL AVRAMOVICH, age, 54, Director. Mr. Avramovich is President of the law firm of Avramovich & Associates, P.C. of Chicago, Illinois, and is Professor of Business at North Park University in Chicago and is an Adjunct Professor at The John Marshall Law School.  Prior to the practice of law, Mr. Avramovich was an Associate Professor of Accounting and Finance at National-Louis University in Chicago, Illinois. Mr. Avramovich has also worked in various financial accounting positions at Molex International, Inc. of Lisle, Illinois, and at Touche Ross in Chicago. Mr. Avramovich is a licensed CPA, and earned a Bachelor of Arts degree in History and International Relations from North Park University, a Master of Management in Accounting and Information Systems, and Finance from Kellogg Graduate School of Business at Northwestern University, a Juris Doctorate from the John Marshall Law School and an LL.M. in International and Comparative Law from Georgetown University Law Center.

JOHN I. COLLINS, age 47, Director. Mr. Collins is the Chief Administrative Officer and the former Chief Financial Officer of Members United Corporate Federal Credit Union (“MUCFCU”), a $13 billion wholesale financial institution located in Warrenville, Illinois. Prior to his affiliation with MUCFCU in 2001, Mr. Collins was employed as both a Controller and Chief Financial Officer by Great Lakes Credit Union (“GLCU”), a $350 million financial institution located in North Chicago, Illinois. Mr. Collins is currently the President of the Illinois Credit Union Executives Society, and is a former member of the Chicago Federal Reserve Bank Advisory Group. Mr. Collins received a Bachelor of Arts degree in Economics, History and English from Ripon College, and a Masters in Business Administration from Emory University. Mr. Collins has also participated in the Kellogg Management Institute and the Consumer Marketing Strategy programs at Northwestern University on a post-graduate basis.

Executive Officers Other Than Nominees

BRENT ANDERSON, age 40, Vice President-General Manager, Bag Division. Mr. Anderson has been employed by the Company since January, 1989, and was named Vice President of Manufacturing in 2006. Mr. Anderson has held several managerial positions within the company including Vice President, Manufacturing, Plant Engineer and Plant Manager. In such capacities Mr. Anderson was responsible for designing and/or installing much of the Company’s manufacturing equipment. Mr. Anderson earned a Bachelor of Science Degree in Manufacturing Engineering from Bradley University.

SAMUEL KOMAR, age 50, Vice President of Marketing. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Sales in September of 2001. Mr. Komar has worked in sales for more than 20 years, and prior to his employment with the Company, Mr. Komar was with Bob Gable & Associates, a manufacturer of sporting goods. Mr. Komar received a Bachelor of Science Degree in Sales and Marketing from Indiana University.

TIMOTHY PATTERSON, age 46, Vice President of Finance and Administration. Mr. Patterson has been employed by the Company as Vice President of Finance and Administration since September, 2003. Prior to his employment with the Company, Mr. Patterson was Manager of Controllers for the Thermoforming Group at Solo Cup Company for two years. Prior to that, Mr. Patterson was Manager of Corporate Accounting for Transilwrap Company for three years. Mr. Patterson received a Bachelor of Science degree in finance from Northern Illinois University and an MBA from the University of Illinois at Chicago.

STEVEN FRANK, age 46, Vice President of Sales. Mr. Frank has been employed by the Company in a sales capacity since July, 1996. Mr. Frank was hired as Sales Manager Wholesale Division and in March 1998 was promoted to National Sales Manager and most recently to Vice President of Sales in May 2005. Mr. Frank is responsible for all sales functions of the Novelty Division.

Committees of the Board of Directors

The Company's Board of Directors has standing Audit, Compensation and Nominating Committees. The Board of Directors met five times during 2006. No director attended less than 75% of the combined Board of Directors and Committee meetings. The Board has determined that each of Stanley M. Brown, Bret Tayne, Michael Avramovich and John I. Collins are independent based on the application of the rules and standards of The Nasdaq Stock Market.

The Compensation Committee is composed of Stanley M. Brown, John I. Collins and Bret Tayne. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation of officers and key employees of the Company. The Compensation Committee met three times during 2006.

The Nominating Committee is composed of Stanley M. Brown and John I. Collins. The Nominating Committee identifies and reviews potential candidates for the Board of Directors and makes recommendations concerning potential candidates for the Board of Directors of the Company. The Nominating Committee did not meet separately during 2006.

Audit Committee

Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne, Mr. Brown, Mr. Collins and Mr. Avramovich. Each of the members of the Audit Committee is independent based on the application of the rules and standards of The Nasdaq Stock Market and Rule 10a-3(b) under the Securities Exchange Act of 1934. Mr. Avramovich has been designated as, and is, the Company’s “Audit Committee Financial Expert” in accordance with Item 407(d) of Regulation S-K and meets the requirements for an audit committee expert as set forth in that item. The Audit Committee held four meetings during fiscal year 2006, including quarterly meetings with management and independent auditors to discuss the Company’s financial statements. The Company’s Board of Directors has adopted a written charter, as amended, for the Company’s Audit Committee, a copy of which is appended to these Proxy Materials and has been posted and can be viewed on the Company’s Internet website at http://www.ctiindistries.com under the section entitled “Investor Relations.” In addition, the Audit Committee has adopted a complaint monitoring procedure to enable confidential and anonymous reporting to the Audit Committee of concerns regarding, among other things, questionable accounting or auditing matters.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including but not limited to those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). In addition, the Committee has discussed with the independent auditors the auditor’s independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to future shareholder approval at the Company’s 2007 annual meeting of shareholders, the selection of Weiser, L.L.P. as the Company’s independent auditors.

Michael Avramovich, Audit Committee Chair
Bret Tayne, Audit Committee Member
Stanley M. Brown, III, Audit Committee Member
John I. Collins, Audit Committee Member

Nominating and Governance Committee

In 2005, the Company established a Nominating and Governance Committee. The Nominating and Governance Committee consists of two directors, Stanley M. Brown and John I. Collins. The Nominating and Governance Committee does not have a charter. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent as defined in the listing standards for the Nasdaq Stock Market.

The Nominating and Governance Committee has not adopted a formal policy with regard to consideration of director candidates recommended by security holders. The Company believes that continuing service of qualified incumbent members of the Board of Directors promotes stability and continuity at the Board level contributes to the Board’s ability to work as a collective body and provides the benefit of familiarity and insight into the Company’s affairs. Accordingly, the process of the Nominating and Governance Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board. For vacancies which are anticipated on the Board of Directors, the Nominating and Governance Committee intends to seek out and evaluate potential candidates from a variety of sources that may include recommendations by security holders, members of management and the Board of Directors, consultants and others. The minimum qualifications for potential candidates for the Board of Directors include demonstrated business experience, decision-making abilities, personal integrity and a good reputation. In light of the foregoing, and the fact that one new independent director was elected to the Board in 2004, it is believed that a formal policy and procedure with regard to consideration of director candidates recommended by security holders is not necessary in order for the Nominating and Governance Committee to perform its duties.

The Nominating and Governance Committee did not meet separately during 2006. All of the independent directors of the Board of Directors of the Company participated in the nominating process and voted in favor of the nomination of the of the persons nominated for election as directors at the Annual Meeting of Stockholders to be held on June 22, 2007.

Compensation Committee

 The Compensation Committee consists of three directors: Stanley M. Brown (Chairman), John I. Collins and Bret Tayne. The Board has determined that each of the members of the Compensation Committee is independent as defined in the listing standards for the Nasdaq Stock Market. The Compensation Committee reviews and acts on the Company’s executive compensation and employee benefit plans, including their establishment, modification and administration. It also recommends to the Board of Directors the compensation of the Chief Executive Officer and certain other executive officers. The Compensation Committee has a charter which has been posted and can be viewed on the Company’s Internet website at http://www.ctiindustries.com under the section entitled “Investor Relations. The Compensation Committee met three times in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of our Compensation Philosophy

Our general compensation philosophy is to provide compensation and reward programs that will attract, retain and motivate quality executive talent.

We believe that applying and implementing this basic philosophy is fundamental to our goal of achieving excellent business performance and increased shareholder value.

Principles and Objectives

The basic principles and objectives of our executive compensation program are:

•
To provide a total compensation package that is competitive with prevailing practices for the industries in which we operate, allowing for above average total compensation when justified by business results and individual performance.

•	To provide a reasonable and competitive level of base compensation to our executives.

•	To provide incentive compensation based, principally, on the profitability of the Company to motivate our executives in a manner consistent with the interests of the shareholders.

•
To create a mutuality of interests among executive officers and shareholders by providing long-term equity compensation programs including stock options and restricted stock grants, and otherwise encouraging equity ownership by executives, so that executive officers will share the risks and rewards of strategic decision making and its effect on shareholder value.

Components of Compensation

The components of our executive compensation program are:

•	Base Salary

•
Annual Cash Incentive Compensation. We have adopted and maintain an incentive compensation program in which executives and a number of managerial employees participate. Incentive payments are made on a quarterly basis and are a based on our operating profits if they exceed a threshold amount.

•	Long Term Equity Incentive Compensation

o	We provide performance-based incentive stock option awards, under our current 2002 Incentive Stock Option Plan. Recipients realize a profit based on stock price appreciation.

o
We are proposing approval by the shareholders of a 2007 Stock Incentive Plan under which we will provide stock options and restricted stock grants to executives under which recipients will also realize a profit based on stock price appreciation.

•
Retirement Benefits. We maintain a 401(k) retirement plan providing for employee contributions and matching employer contributions. Employees may contribute up to 15% of their eligible gross income to the Plan and we match a percentage of the employee’s contribution up to the rate of 4% of the employee’s gross income.

•
Welfare Plans and Other Benefits. We provide medical and life plan benefits to all employees. We provide additional life insurance, car allowance and fringe benefits to certain executives, as well as limited perquisites.

Compensation Committee Process

The role of our Compensation Committee is (i) to establish and maintain our executive compensation policies, (ii) to review, evaluate and recommend to the Board of Directors salary, incentive compensation and other compensation items for the Chief Executive Officer, the Chief Financial Officer, other senior members of management, members of the Board of Directors and senior management of our subsidiaries, (iii) review, evaluate and make recommendations concerning our compensation and benefit plans, (iv) approve grants of stock options and other equity based incentives.

The Chief Executive Officer’s overall compensation is set by the Board of Directors in consultation with, and on the recommendation of, the Compensation Committee. The Compensation Committee recommendation is based on its assessment of the Chief Executive Officer’s individual performance and the financial and operating performance of the Company. Compensation of the other Named Executive Officers and of other senior executive officers is established on the basis of recommendation of the Compensation Committee in consultation with the Chief Executive Officer, the Chairman of the Board and the Executive Vice President. The Compensation Committee considers the recommendations of the Chief Executive Officer, the Chairman of the Board and the Executive Vice President and considers each executive’s responsibility, experience and overall performance. Generally, the Compensation Committee reviews and adjusts recommended compensation levels annually at its first meeting of the year. The Compensation Committee will have met periodically during the preceding year to consider compensation programs and to gain relevant information and context for determining compensation for executives.

To assist the Compensation Committee in discharging their responsibilities, the Compensation Committee has reviewed and considered (i) compensation information and detail of executives of the Company provided by the Human Resources department of the Company and (ii) compensation survey data including the 2007 Executive Compensation Report, Comprehensive Industry Sector Analysis published by Wolters Kluwer, for companies of comparable size in related industries.

In general, the policy of the Company and the Compensation Committee is to optimize the tax deductibility of executive compensation so long as deductibility is consistent with more important objectives of retaining executives and maintaining competitive, motivational performance-based compensation that is aligned with shareholder interests.

Base Salary. Base salaries are an important element of compensation and provide executives with a base level of income. In determining base pay, the Compensation Committee considers the executive’s responsibilities, individual performance, base salary competitiveness as compared to the external market and the Company’s operating performance. The Compensation Committee has also considered the size of the Company, results of operation and financial resources of the Company in relation to base salaries and believes that base salary rates for the Named Executives have been at or below competitive rates in the external market. Salaries of the Named Executive officers were increased during mid-2006 reflecting the improved performance of the Company.

Annual Cash Incentive Compensation. The Board of Directors has authorized profit-based incentive compensation in 2006 and also intends to award such incentive compensation for 2007. Under the incentive compensation program, designated Named Executive Officers and several other executive and managerial officers participate in incentive compensation payments, determined on a quarterly and annual basis, which are based upon the profits of the Company for the period if the profits exceed a designated threshold profit amount. Pool I of the Plan covers senior executive officers and Pool II covers other executives and managers who are selected to participate. The Compensation Committee believes such incentive compensation motivates participants to achieve strong profitability, which is viewed as the most significant element of corporate performance, provides rewards for strong corporate performance and aligns the incentive with the interests of the shareholders.

With respect to Pool I participants (other than the Chief Executive Officer whose participation is determined solely by the Compensation Committee and the Board of Directors), the Compensation Committee in consultation with the Chief Executive Officer, the Chairman of the Board and the Executive Vice President, determines the participants and their relative level of participation during the first quarter of the year. In determining participation and the level of participation each year, the Compensation Committee considers the executive’s responsibilities and individual performance during the prior year.

Long-Term Equity Incentives. Long-term incentive awards have been granted to executives under the 2002 Stock Option Plan. Stock option grants are determined from time to time by the Compensation Committee. The actual grant for each executive is determined taking into consideration (i) individual performance, (ii) corporate performance and (iii) prior grants to, or stock ownership of the Company by, the executive. Generally, stock options are granted with an exercise price equal to or greater than the closing price of the Company’s Common Stock on The Nasdaq Stock Market on the date of the grant. Stock options generally are exercisable within 10 years from the date of grant.

During 2006, no stock options were granted.

The Board of Directors has approved and has recommended approval by the shareholders at the 2007 Annual Meeting of shareholders a Stock Incentive Plan which will authorize the Company to issue stock options and incentive stock awards of up to 150,000 shares of the Company’s Common Stock over time. If this plan is approved by the shareholders, the Compensation Committee would expect to make stock option and incentive stock awards to the Named Executive Officers and other managerial employees of the Company to provide for long-term incentive awards.

The Compensation Committee believes that long-term incentive stock awards should be a significant part of the compensation of its senior executives who have the ability to affect the results of operation of the Company in order that these executives will share the risks and rewards of Company performance as it affects shareholder value and will, therefore, have a mutuality of interest with the shareholders of the Company.

The policy of the Compensation Committee with respect to the timing of stock option awards is as follows: (i) all awards shall be dated and issued as of the date they are approved by the Compensation Committee and (ii) generally, the Compensation Committee will expect to make awards annually during May of each year after the release of financial information for the first quarter.

Retirement Benefits. The Company maintains a 401(k) employee savings plan in which all salaried employees are eligible to participate. Under the 401(k) Plan, employees may contribute up to 15% of their eligible compensation to the Plan and the Company will contribute a matching amount to the Plan each year. The federal statutory limit for eligible compensation in 2006 was $220,000. During 2006, the Company made matching contributions up to 4% of the employeees gross income. The Company’s contributions to the 401(k) plan totaled $283,000 in 2006. These contributions and matching percentages are intended to reflect competitive market conditions for plans of this type. With respect to the 401(k) Plan, participating employees may direct the investment of individual and company contributions into one or more of the investment options offered by the Plan.

Other Benefits. The Company believes that its employee benefit plans, health insurance plans and perquisites are of the type commonly offered by other employers. These benefits form part of our compensation philosophy because the Company believes they are necessary in order to attract, motivate and retain talented executives.

Employment and Change of Control Agreements

The Company has an employment agreement with Howard W. Schwan, the President. We do not maintain any change of control agreements with any executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with the Company’s management. Based on this review and these discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Committee Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in this Proxy Statement.

Stanley M. Brown, Chairman John I. Collins Bret Tayne

Summary Compensation Table

The following table sets forth summary compensation information in accordance with respect to the Chief Executive Officer, Chief Financial Officer and each of the other four most highly compensated executive officers who were officers at December 31, 2006. These individuals, including the Chief Executive Officer and Chief Financial Officer are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Howard W. Schwan President	2006	$175,300	$14,922	$31,034	$221,256
Stephen M. Merrick Executive, Vice President Secretary, Chief Financial Officer	2006	84,000	13,057	0	97,057
Steven Frank Vice President-Sales	2006	111,600	11,192	11,589	134,381
Brent Anderson Vice President-General Manager, Bag Division	2006	119,800	11,192	11,331	142,323
Samuel Komar Vice President-Marketing	2006	124,600	11,192	12,842	148,634
Timothy Patterson Vice President-Finance	2006	106,600	11,192	10,642	128,434

Total		$721,900	$72,747	$77,438	$872,085

Items included in All Other Compensation in the Summary Compensation Table and items identified as Perquisites and Other Personal Benefits in the All Other Compensation Table are set forth in the following tables of All Other Compensation and Perquisites:

ALL OTHER COMPENSATION AND PERQUISITIES TABLE

Name and Principal Position	Year	Perquisites and Other Personal Benefits	Insurance Premiums	401(k)	Total
Howard W. Schwan President	2006	$19,594	$5,000	$6,440	$31,034
Stephen M. Merrick Executive, Vice President Secretary, Chief Financial Officer	2006	0	0	0	0
Steven Frank Vice President-Sales	2006	10,577	1,012	0	11,589
Brent Anderson Vice President-General Manager, Bag Division	2006	6,301	588	4,442	11,331
Samuel Komar Vice President-Marketing	2006	8,858	1,669	2,315	12,842
Timothy Patterson Vice President-Finance	2006	4,300	2,322	4,020	10,642

Total		$49,630	$10,591	$17,217	$77,438

PERQUISITES TABLE

Name and Principal Position	Year	Car Allowance	Country Club Dues	Total
Howard W. Schwan President	2006	$13,179	$6,415	$19,594
Stephen M. Merrick Executive, Vice President Secretary, Chief Financial Officer	2006	0	0	0
Steven Frank Vice President-Sales	2006	9,577	1,000	10,577
Brent Anderson Vice President-General Manager, Bag Division	2006	6,301	0	6,301
Samuel Komar Vice President-Marketing	2006	8,858	0	8,858
Timothy Patterson Vice President-Finance	2006	4,300	0	4,300

Total		$42,215	$7,415	$49,630

Grants of Plan-Based Awards During Fiscal Year 2006

There were no grants in 2006 under equity or non-equity incentive plans of the Company, which would have effect in 2007 or thereafter and no stock or stock option awards.

Narrative Disclosure For Summary Compensation Table and Grants of Plan-Based Awards

Employment Agreements with Our Named Executive Officers. In June, 1997, the Company entered into an Employment Agreement with Howard W. Schwan as President, which provides for an annual salary of not less than $135,000. The term of the Agreement was through June 30, 2002, and is automatically renewed thereafter for successive one-year terms. The Agreement contains covenants of Mr. Schwan with respect to the use of the Company’s confidential information, establishes the Company’s right to inventions created by Mr. Schwan during the term of his employment, and includes a covenant of Mr. Schwan not to compete with the Company for a period of three years after the date of termination of the Agreement.

Information Relating to Cash Incentives and Stock and Option Awards. Each of the Named Executives participated in the incentive compensation program of the Company during 2006. The incentive compensation program is described in the Compensation Discussion and Analysis. The amount shown as Non-Equity Incentive Compensation represents amounts earned by each of the Named Executives under that program during 2006 and paid during 2006 and 2007.

There were no stock or stock option awards made to any of the Named Executives during 2006.

Salary and Bonus Proportion of Compensation

During 2006, salary and bonus paid to the Named Executive Officers represented 82.8% of the total compensation paid to them and incentive compensation payments represented 10.1% of their total compensation. Long-term compensation consisting of matching 401(k) contributions represented 2.0% of total compensation.

Outstanding Equity Awards at December 31, 2006

The following chart sets forth all outstanding equity awards to named executive officers as of December 31, 2006. All awards are in the form of options to purchase Common Stock of the Company.

The Company has not issued any stock awards.

OPTION AWARDS

Number of Securities Underlying
Unexercised Options

Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Howard W. Schwan	15,873	0	$6.30	09/15/08
Howard W. Schwan	23,810	0	$1.89	03/06/10
Howard W. Schwan	14,286	0	$2.31	10/12/07

Stephen M. Merrick	5,953	0	$2.55	10/12/07

Samuel Komar	4,762	0	$6.30	09/15/08
Samuel Komar	7,500	0	$2.88	12/30/15

Steven Frank	10,000	0	$2.88	12/30/15

Timothy Patterson	5,000	0	$2.26	12/12/13
Timothy Patterson	10,000	0	$2.88	12/30/15

Brent Anderson	4,762	0	$6.30	09/01/07
Brent Anderson	17,858	0	$1.47	12/27/11
Brent Anderson	8,929	0	$2.31	10/12/07
Brent Anderson	10,000	0	$2.88	12/30/15

Option Exercises and Stock Vested

The following table sets forth information with respect to common shares acquired upon the exercise of stock options of the Named Executive Officers during the fiscal year ended December 31, 2006.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Howard W. Schwan	0	$0	0	$0
Stephen M. Merrick	0	$0	0	$0
Steven Frank	19,049	$118,332	0	$0
Brent Anderson	0	$0	0	$0
Samuel Komar	20,239	$98,518	0	$0
Timothy Patterson	0	$0	0	$0

The Company has no qualified or non-qualified defined benefit plans. The Company has no agreements providing for payments to any of the named executives upon termination or upon change of control.

Director Compensation

The following table sets forth the compensation of directors of the Company during the year ended December 31, 2006:

DIRECTOR COMPENSATION TABLE

Name and Principle Position	Year	Director’s Fees	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John H. Schwan Chairman	2006	$60,000	$13,057	$14,090	$87,147
Stanley M. Brown Director	2006	5,000	0	0	5,000
Bret Tayne Director	2006	5,000	0	0	5,000
Michael Avramovich Director	2006	5,000	0	0	5,000
John I. Collins Director	2006	5,000	0	0	5,000

Narrative Description of Director Compensation

Members of the Board of Directors who are not employees receive a fee of $1,000 per attendance at meetings of the Board of Directors or any committees of the Board of Directors. During 2006, Mr. John Schwan received payments of $5,000 per month. In addition, Mr. Schwan received a car allowance of $7,082 and payments of country club dues totaling $7,008.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors of the Company is composed of Stanley M. Brown, John I. Collins and Bret Tayne. All members of the Compensation Committee are independent directors. None of the members of the Compensation Committee is an officer or employee of our Company. No executive officer of our company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Compensation Committee. John H. Schwan is a member and officer of JSBT, LLC, which is the sole owner of Intrepid Tool Industries, LLC of which Bret Tayne is the Managing Director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of such forms furnished to the Company, or written representations that no Form 5’s were required, the Company believes that during calendar year 2006, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were complied with.

Code of Ethics

The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company’s Code of Ethics seeks to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Code of Ethics has been posted and may be viewed on the Company’s Internet website at http://www.ctiindustries.com under the heading “Investor Relations.”

Board of Directors Affiliations and Related Transactions

Stephen M. Merrick, Executive Vice President and Secretary of the Company, is of Counsel to Vanasco Genelly & Miller, a law firm who provided services to the Company in 2006. In addition, Mr. Merrick is a principal stockholder of the Company. During 2006, this firm was paid total fees by the Company in the amount of $120,000.

John H. Schwan is a principal of Shamrock Packaging. The Company purchased a total of $368,000 in packaging materials from Shamrock Packaging during 2006.

During portions of 2006, John H. Schwan was an officer of an affiliate of Rapak L.L.C. Rapak purchased an aggregate of $7,110,000 in goods from the Company in 2006.

In July, 2001, certain members of Company management were issued warrants to purchase 119,050 shares of the Company’s Common Stock at an exercise price of $1.50 per share in consideration of their facilitating, securing and guaranteeing bank loans to the Company in the amount of $1.4 million and for advancing additional monies to the Company that were repaid in 2001. Mr. Schwan and Mr. Merrick exercised these warrants on June 12, 2006.

On January 10, 2006, an officer of Flexo Universal, Pablo Gortazar, acquired all rights in a loan of a credit union to Flexo Universal and CTF International, both Mexican subsidiaries of the Company, for the book value of the loan. The principal amount of the obligation of Flexo Universal and CTF International acquired was $191,000 and such amount bears interest at the rate of 9.5% per annum.

On February 1, 2006, Mssrs. John Schwan and Stephen Merrick each loaned to the Company the sum of $500,000 in exchange for five year subordinated notes and warrants to purchase up to 151,515 shares of Common Stock of the Company, each.

Interest paid to related parties, principally Mr. Schwan and Mr. Merrick, with respect to various loans and advances made by them to the Company and its subsidiaries during 2006 was $277,000.

The Company believes that each of the transactions set forth above were entered into, and any future related party transactions will be entered into, on terms as fair as those obtainable from independent third parties. All related party transactions must be approved by the Audit Committee subject to review in the context of the Company’s Code of Ethics.

PROPOSAL TWO - APPROVAL OF 2007 STOCK INCENTIVE PLAN

On April 27, 2007, the Board of Directors approved a 2007 Stock Incentive Plan (the “Plan”) and authorized the Plan to be submitted to the shareholders of the Company for approval. The Plan authorizes the issuance of awards for up to 150,000 shares our Common Stock in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards. To date, no awards have been made under the Plan and no awards will be made unless and until the Plan is approved by the shareholders. The purposes of the Plan is to further align the interests of our current and future directors, executive officers and other employees with the interests of our stockholders by giving them an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the acquisition of Common Stock. The Board of Directors believes that establishing the Plan and making available awards as provided in the Plan will assist the Company in attracting and retaining key employees by enabling us to offer competitive compensation.

If the Plan is approved by the shareholders, we plan to file, as soon as practicable, a registration statement covering the 150,000 shares issuable under the Plan. Except in the case of shares issued to our affiliates, as defined in the Securities Act of 1933 and regulations thereunder, the shares of Common Stock issued under the Plan will be freely tradable in the public market if they are issued while a registration statement is effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO TO APPROVE THE 2007 STOCK INCENTIVE PLAN

Description of the Plan

The Plan authorizes the issuance of awards for up to 150,000 shares of Common Stock of the Company in the form of incentive stock options, non-statutory stock options, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates. A copy of the Plan is included with this Proxy Statement as Appendix A.

Administration of the Plan. The Plan will be administered by the Compensation Committee of the Company who is authorized to select the persons who will receive awards, determine the number of shares to be covered by any award and to determine and modify the terms and conditions and restrictions of the award consistent with the Plan.

Awards Issuable under the Plan. The Plan authorizes the issuance of awards of, or the issuance of options permitting the purchase of, up to 150,000 shares of Common Stock of the Company, in the aggregate. In the event that there is a stock dividend, stock split or other similar change in capitalization after the Plan is approved, the Compensation Committee may make appropriate adjustments in the awards or stock to be issued with respect to them. The awards may be in the form of incentive stock options, non-statutory stock options, restricted stock awards or unrestricted stock awards. Incentive stock options may be granted only to persons who are officers or employees of the Company on the date of the grant. The exercise price per share for stock options granted under the Plan shall not be less than 100% of the fair market value (the closing price per share on the market) of the Common Stock on the date of the grant; provided that, if any recipient of an award owns more than 10% of the Common Stock of the Company, the option price shall not be less than 110% of the fair market value on the date of the grant. The term of options shall be as provided by the Compensation Committee but in no event more than 10 years from the date of the grant (5 years with respect to holders of more than 10% of the Common Stock). Stock options will become vested and exercisable at such times, and on such terms, as the Compensation Committee shall provide in each case. Generally, stock options will not be transferable except by will or laws of descent.

The Compensation Committee may also issue restricted stock awards under the Plan which entitle the recipient to acquire, for such purchase price, if any, as is provided in the award, shares of Common Stock of the Company subject to such restrictions and conditions as the Compensation Committee shall determine at the time of the grant, including continued employment or achievement of specified performance goals or objectives. The recipient of a restricted stock award becomes a shareholder at the time he or she has accepted the award, signing and delivering to the Company an agreement respecting the award, and makes payment to the Company of any amount to be paid with respect to the award. Shares issued under a restricted stock award by not be sold or transferred until they have vested under the terms of the award. If employment of the recipient is terminated prior to the vesting of restricted shares, the Company shall have the right to repurchase such shares or to require forfeiture of them, as provide in the grant. The Compensation Committee may also issue unrestricted shares of Common Stock under the Plan.

In the event of the death of a recipient of a stock option, the legal representative of the recipient shall be entitled to exercise the option for a period of 180 days from the date of the recipient’s death. In the event of the retirement or disability of a recipient, the option shall be exercisable for a period of 90 days from such date. If a recipient is terminated for cause, the option shall immediately terminate and, in the case of other termination of employment, the recipient shall have 30 days to exercise outstanding options.

Change of Control.

In the event of a change of control of the Company:

1. Subject to paragraph 3, the holders of stock options or stock awards under the Plan shall be entitled to receive, upon exercise of the award, to receive, in lieu of shares of Common Stock of the Company, shares of stock, or other securities, cash or property, as the holders of shares of Common Stock received in connection with the change of control;

2. The Compensation Committee may accelerate, or waive any conditions or restrictions on, outstanding stock options or restricted stock awards; or

3. The Compensation Committee may cancel outstanding stock options and restricted stock awards as of the date of the change of control, provided that all holders of options and awards shall have been given notice and the opportunity to exercise the award, if exercisable.

Change of control will mean and include:

1. Any person becomes a beneficial owner of securities representing 50% of the combined voting power of the Company’s then outstanding securities;

2. The stockholders approve a merger or consolidation under circumstances in which the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least 50% of the voting power of the Company or the surviving or resulting corporation; or

3. The stockholders approve a complete liquidation of the Company or an agreement to sell or otherwise dispose of all or substantially all of its assets.

Future Amendments to the Plan.

Our Board of Directors may, in its discretion, terminate or amend the Plan at any time, except that no such termination may affect options previously granted, nor may any amendment make a change in an award previously granted which would adversely affect the rights of an award holder under the Plan.

The foregoing discussion is only a summary of some of the provisions of the Plan and is qualified in its entirety by the specific language of the Plan, a full copy of which is attached as Appendix A to this proxy statement.

Federal Income Tax Information With Respect to the Plan

The following is a summary of the material United States federal income tax consequences of the Plan generally applicable to participants and to the Company. Individual participants should contact their own tax advisors with respect to the federal, state and local tax consequences applicable to them based upon their particular circumstances.

Incentive Stock Options

The grantee of an incentive stock option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is also no tax upon exercise of an incentive option. If the shares acquired upon exercise of an incentive option are not disposed of by the option holder within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such two-year and one-year periods, which is known as a “disqualifying disposition,” the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the option holder taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit, which may be carried forward indefinitely to be used as a credit against the taxpayer’s regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Non-Statutory Stock Options

The grantee of a non-statutory stock option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non-statutory option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares.

Restricted Stock Awards

The grantee of a restricted stock award recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of Common Stock pursuant to that award, unless, as described below, he or she otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock acquired pursuant to the restricted stock award on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for the stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of the shares. The capital gain will be long-term capital gain if the grantee held the Common Stock acquired pursuant to the restricted stock award for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the Common Stock acquired pursuant to the restricted stock award for one year or less after the date on which the shares are no longer subject to a substantial risk of forfeiture.

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Internal Revenue Code, within 30 days of the acquisition of Common Stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the Common Stock is received, the fair market value of the Common Stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction which by its terms will never lapse.

Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of Common Stock acquired pursuant to a restricted stock award will be taxable as capital gain to the extent that the proceeds exceed the grantee’s basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the Common Stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. In the event that the Common Stock acquired pursuant to a restricted stock award is forfeited after the grantee has made an election pursuant to Section 83(b), the grantee will not be entitled to a deduction. Grantees of restricted stock awards who wish to make an election pursuant to Section 83(b) of the Internal Revenue Code are advised to consult their own tax advisors.

Unrestricted Stock Awards

The grantee of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the Common Stock granted pursuant to an unrestricted stock award less the amount, if any, the grantee paid for such stock in the taxable year the grantee receives the Common Stock. The grantee’s basis in any Common Stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the Common Stock on the date of receipt of the Common Stock. Any gain realized by the grantee of an unrestricted stock award upon a subsequent disposition of such Common Stock will be treated as long-term capital gain if the recipient held the shares for more than one year, and short-term capital gain if the recipient held the shares for one year or less.

Taxation of the Company

Generally, subject to certain limitations, the Company may deduct on its corporate income tax return, in the year in which a Plan participant recognizes ordinary income upon the occurrence of any of the following events, an amount equal to the amount recognized by the grantee as ordinary income upon the occurrence of these events: (i) the exercise of a non-statutory stock option, (ii) a disqualifying disposition of an incentive option, (iii) a lapse of a substantial risk of forfeiture of a restricted stock award or performance share award, (iv) a grantee’s election to include in income the fair market value of Common Stock received in connection with a restricted stock award or a performance share award, (v) the grant of an unrestricted stock award, and (vi) the exercise or lapse of a stock appreciation right.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is the Plan qualified under Section 401(a) of the Internal Revenue Code.

PROPOSAL THREE - SELECTION OF AUDITORS

WEISER, L.L.P.

The Audit Committee and Board of Directors has selected and approved Weiser, L.L.P. as the independent registered public accounting firm to audit our financial statements for 2007, subject to ratification by the stockholders. It is expected that a representative of the Firm of Weiser, L.L.P. will be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Fees Billed By Independent Public Accountants

The following table sets forth the amount of fees billed by Weiser, L.L.P. for services rendered for the years ended December 31, 2006 and 2005:

Audit Fees(1)	$321,688	$262,446
Other Audit Related Fees(2)	0	0
All Other fees(3)	20,030	29,320

Total Fees	$341,718	$291,766

(1)	Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2)	Includes fees and expenses for other audit related activity provided by Weiser, L.L.P.

(3)	Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

All audit, tax and other services to be performed by Weiser, L.L.P for the Company must be pre-approved by the Audit Committee. The Audit Committee reviews the description of services and an estimate of the anticipated costs of performing those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval is granted usually at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Committee at its next meeting.

The Audit Committee of the Board of Directors reviews all relationships with its independent auditors, including the provision of non-audit services, which may relate to the independent registered public accounting firm’s independence. The Audit Committee of the Board of Directors considered the effect of Weiser, L.L.P.’s tax services in assessing the independence of the independent registered public accounting firm and concluded that the provision of such services by Weiser, L.L.P. was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” SUCH RATIFICATION.

Stockholder Proposals for 2008 Proxy Statement

Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2008 Annual Meeting of Stockholders, which is tentatively scheduled to be held on June 21, 2008, should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010, and must be received at such address no later than December 31, 2007. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail return receipt requested.

Stockholder Communications

The Nominating and Governance Committee of our Board has established the following process for stockholders to communicate with the Board. Stockholders wishing to communicate with our Board should send correspondence to the attention of the Nominating and Corporate Governance Committee, c/o CTI Industries Corporation, 22160 N. Pepper Road, Barrington, Illinois 60010, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairperson of the Nominating and Corporate Governance Committee will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the Board or a committee of the Board. The Chairperson of the Nominating and Corporate Governance Committee will review all stockholder correspondence, but the decision to relay that correspondence to the Board or a committee will rest entirely within his or her discretion.

Other Matters to Be Acted Upon at the Meeting

The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Dated: April 27, 2007
BY ORDER OF THE BOARD OF DIRECTORS
/s/Stephen M. Merrick
Stephen M. Merrick, Secretary

APPENDIX A

CTI INDUSTRIES CORPORATION

2007 STOCK INCENTIVE PLAN

SECTION 1

General Purpose of the Plan; Definitions

The name of the plan is the CTI Industries Corporation 2007 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable officers and employees of, and other persons providing services to, CTI Industries Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or“Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards. Awards shall be evidenced by a written agreement (which may be in electronic form and may be electronically acknowledged and accepted by the recipient) containing such terms and conditions not inconsistent with the provisions of this Plan, as the Committee shall determine.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, with respect to any Award holder, a determination by the Company (including the Board) or any Affiliate that the Holder’s employment or other relationship with the Company or any such Affiliate should be terminated as a result of (i) a material breach by the Award holder of any agreement to which the Award holder and the Company (or any such Affiliate) are parties, (ii) any act (other than retirement) or omission to act by the Award holder that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Award holder’s ability to perform services for the Company or any such Affiliate, including, without limitation, the proven or admitted commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Award holder in connection with the business or affairs of the Company or any such Affiliate.

“Change of Control” shall have the meaning set forth in Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by the Board of Directors as set forth in Section 15.

“Eligible Person” shall have the meaning set forth in Section 4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by such registered national securities exchange on which the Stock is listed, or, if the Stock is not listed on such an exchange, as quoted on Nasdaq; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange or quoted on Nasdaq, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means any director who meets the independence requirement of Nasdaq Marketplace Rule 4200(a)(15).

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement in good standing from active employment with the Company and its Affiliates in accordance with the retirement policies of the Company and its Affiliates then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group”, as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Restricted Stock Award” means an Award granted pursuant to Section 6.

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the Common Stock, no par value per share, of the Company.

“Unrestricted Stock Award” means Awards granted pursuant to Section 7.

SECTION 2

Administration of Plan; Committee Authority to
Select Participants and Determine Awards

(a) Committee.  The Plan shall be administered by the Compensation Committee of the Board (the “Committee”) consisting of not less than two (2) persons each of whom qualifies as an Independent Director, an Outside Director or a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Independent Director, an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(b) Powers of Committee.  The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the persons to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, and Unrestricted Stock, or any combination of the foregoing, granted to any one or more participants;

(iii) to determine the number of shares to be covered by any Award;

(iv) to determine and modify the terms and conditions, including restrictions not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the participant’s consent;

(v) to accelerate the exercisability or vesting of all or any portion of any Award;

(vi) to extend the period in which any outstanding Stock Option may be exercised; and

(vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(c) Minutes. The Compensation Committee shall keep minutes of all meetings at which Awards are made specifying the type of Award, number of shares, date and terms. Copies of such minutes shall be maintained with the minutes of the Board of Directors.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 3

Shares Issuable under the Plan;

Mergers; Substitution

(a) Shares Issuable.  The maximum number of shares of Stock which may be issued in respect of Awards granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 3, shall be 150,000 shares. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, cancelled, reacquired by the Company or otherwise terminated (other than by exercise) shares that are tendered in payment of the exercise price of any Award and shares that are tendered or withheld for tax withholding obligations shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b) Stock Dividends, Mergers, etc.  In the event that, after approval of the Plan by the stockholders of the Company in accordance with Section 15, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 3(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 13.

(c) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions, as the Committee considers appropriate in the circumstances.

SECTION 4

Eligibility

Awards may be granted to officers, directors and employees of, and consultants and advisers to, the Company or its Affiliates (“Eligible Persons”).

SECTION 5

Stock Options

The Committee may grant to Eligible Persons options to purchase stock.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option.

No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.

The Committee may also grant additional Non-Statutory Stock Options to purchase a number of shares to be determined by the Committee in recognition of services provided by a Non-Employee Director in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended from time to time (“Rule 16b-3”).

The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, officers or employees of the Company or an Affiliate. Stock Options granted pursuant to this Section 5 shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(c) Exercisability; Rights of a Shareholder.  Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. The Committee, in its discretion, may accelerate the exercisability of all or any portion of any Stock Option only in circumstances involving (i) a Change of Control of the Company, (ii) undue hardship, including, but not limited to, death or disability of the option holder, and (iii) a severance arrangement with a departing option holder. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one or more of the following methods:

(i) by delivery to the Company of shares of Common Stock of the Company that either have been purchased by the optionee on the open market, or have been beneficially owned by the optionee for a period of at least six months and are not then subject to restriction under any Company plan (“mature shares”); such surrendered shares shall have a fair market value equal in amount to the exercise price of the Options being exercised; or

(ii) a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code; or

(iii) if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iv) by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price; provided, however, that the optionee otherwise holds an equal number of mature shares; or

(v) by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(e) Non-transferability of Options.  Except as the Committee may provide with respect to a Non-Statutory Stock Option, no Stock Option shall be transferable other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(f) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(g) Lockup Agreement.  Each Option shall provide that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares issued pursuant to the exercise of such Option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 6

Restricted Stock Awards

(a) Nature of Restricted Stock Award.  The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, entitling the recipient to acquire, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”), including continued employment and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.  A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company of the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions applicable to the Restricted Stock in such form as the Committee shall determine.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Affiliates for any reason (including death, Disability, Normal Retirement and for Cause), the Company shall have the right, at the discretion of the Committee, to repurchase shares of Restricted Stock which have not then vested at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant’s legal representative. The Company must exercise such right of repurchase or forfeiture within ninety (90) days following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

(e) Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Subject to Section 11, the Committee, in its discretion, may accelerate the exercisability of all or any portion of any Restricted Stock Award only in circumstances involving (i) a Change of Control of the Company, (ii) undue hardship, including, but not limited to, death or disability of the Restricted Stock Award holder, and (iii) a severance arrangement with a departing Restricted Stock Award holder.

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7

Unrestricted Stock Awards

(a) Grant or Sale of Unrestricted Stock.  The Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b) Restrictions on Transfers.  The right to receive unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8

Termination of Stock Options

(a) Incentive Stock Options:

(i) Termination by Death.  If any participant’s employment by the Company and its Affiliates terminates by reason of death, any Incentive Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of one hundred eighty (180) days (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(ii) Termination by Reason of Disability or Normal Retirement.

(A) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(B) Any Incentive Stock Option held by a participant whose employment by the Company and its Affiliates has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of ninety (90) days (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the Option, if earlier.

(C) The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated by reason of Disability or Normal Retirement.

(iii) Termination for Cause.  If any participant’s employment by the Company and its Affiliates has been terminated for Cause, any Incentive Stock Option held by such participant shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Normal Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for thirty (30) days (or such other period as the Committee shall specify) from the date of termination of employment or until the expiration of the stated term of the Option, if earlier.

(b) Non-Statutory Stock Options.  Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine.

SECTION 9

Tax Withholding

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due with respect to such Award, or (ii) delivering to the Company a number of mature shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

(c) Notice of Disqualifying Disposition.  Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 10

Transfer and Leave of Absence

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 11

Amendments and Termination

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 12

Status of Plan

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13

Change of Control Provisions

(a) Upon the occurrence of a Change of Control as defined in this Section 13:

(i) subject to the provisions of clause (iii) below, after the effective date of such Change of Control, each holder of an outstanding Stock Option, or Restricted Stock Award shall be entitled, upon exercise of such Award, to receive, in lieu of shares of Stock (or consideration based upon the Fair Market Value of Stock), shares of such stock or other securities, cash or property (or consideration based upon shares of such stock or other securities, cash or property) as the holders of shares of Stock received in connection with the Change of Control;

(ii) the Committee may accelerate, fully or in part, the time for exercise of, and waive any or all conditions and restrictions on, each unexercised and unexpired Stock Option, and Restricted Stock Award, effective upon a date prior or subsequent to the effective date of such Change of Control, as specified by the Committee; or

(iii) each outstanding Stock Option and Restricted Stock Award, may be cancelled by the Committee as of the effective date of any such Change of Control provided that (x) prior written notice of such cancellation shall be given to each holder of such an Award and (y) each holder of such an Award shall have the right to exercise such Award to the extent that the same is then exercisable or, in full, if the Committee shall have accelerated the time for exercise of all such unexercised and unexpired Awards, during the thirty (30) day period preceding the effective date of such Change of Control.

(b) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person” (as such term is used in Sections 11(d) and 12(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 14

General Provisions

(a) No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards, as it deems appropriate.

(b) Delivery of Stock Certificates.  Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Award under the Plan does not confer upon any employee any right to continued employment with the Company or any Affiliate.

SECTION 15

Effective Date of Plan

This Plan shall become effective upon its adoption by the Company’s Board of Directors. If the Plan shall not be approved by the shareholders of the Company within twelve months following its adoption, this Plan shall terminate and be of no further force or effect.

SECTION 16

Governing Law

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois without regard to its principles of conflicts of laws.

Approved by the Board of Directors April 27, 2007.

Approved by the Shareholders ____________________________.

APPENDIX B

CTI INDUSTRIES CORPORATION
AUDIT COMMITTEE CHARTER
(Amended and Restated)

As Approved by the Board of Directors on April 27, 2007

Organization

There shall be a committee of the Board of Directors of CTI Industries Corporation (the “Company”) to be known as the Audit Committee. This charter (“Charter”) shall govern the organization and operation of the Audit Committee.

Purpose

The purpose of the Audit Committee established pursuant to this Charter is to perform general oversight of the accounting and financial reporting processes of the Company, including its subsidiaries, and the audits of the financial statements of the Company. The Audit Committee shall assist the Board of Directors of the Company in fulfilling its oversight responsibilities relating to (a) the quality and integrity of the Company's financial information provided to shareholders and others, (b) the Company's internal control systems and disclosure controls established by management and the Board, (c) the audit process and (d) the qualifications, independence and performance of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company ("independent auditors").

In addition, the Audit Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board of Directors from time to time may prescribe.

Membership

The Audit Committee of the Board of Directors shall consist of at least three (3) members of the Board of Directors. The members of the Audit Committee shall be appointed by, and serve at the discretion of, the Board of Directors. Each member of the Committee shall meet the independence, financial literacy and other requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the listing standards of The Nasdaq Stock Market, Inc. ("Nasdaq") and related rules and regulations. At least one member of the Committee shall qualify as an audit committee financial expert within the meaning of the Exchange Act and the rules and regulations adopted thereunder.

Responsibility With Respect to Independent Auditors

The Audit Committee shall have the ultimate responsibility for the appointment, compensation, retention and oversight of the work of the Company's independent auditors. The Audit Committee shall have the authority and responsibility to select, evaluate, approve the compensation of and, where appropriate, replace the independent auditors. The Audit Committee has the sole responsibility for executing engagement letters with external auditors. The Audit Committee shall communicate to management and the auditors that (i) they shall work together and cooperate with regard to financial reporting, (ii) maintain an open communication among each of the Audit Committee, management and the auditors, and (iii) be responsive each to the other in the performance of their duties and services to the Company. The Audit Committee shall assure open communication to management, and with the independent auditor, including any and all communications of the independent auditor to the Audit Committee related to management performance.

Additional Specific Responsibilities

In addition to, and in furtherance of, the foregoing responsibilities, the Committee shall:

•	Review on a periodic basis the adequacy of the Company's system of internal controls, policies and procedures and approve the Company's policies relating to internal controls and protection of assets.

•
Take appropriate action to oversee the independence of the independent auditors, including a review and approval of their audit and non-audit fees. The Audit Committee shall obtain from the independent auditors a formal written statement delineating all relationships between such auditors and the Company, consistent with Independence Standards Board Standard 1, and shall actively engage in a dialogue with such auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

•	Review with the independent auditors the following:

a)	The annual audit scope and audit testing plan;

b)
The Company's annual audited financial statements and quarterly financial statements, including the results of any audit or review of those financial statements, including a post-audit review of the audit findings (including any significant suggestions for improvements provided to management by the independent auditors), the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable Securities and Exchange Commission ("SEC") regulations;

c)	The Company's Annual Reports on Form lO-K, Quarterly Reports on Form lO-Q, and the disclosures in management's discussion and analysis of the Company's financial condition and results of operations therein; quarterly and annual earnings press releases and information prepared by the Company for its regular public conference telephone calls concerning its earnings and results of operations in the context of information provided to the Audit Committee and the Board;

d)
The independent auditors' comments, reports or attestations on the adequacy of the Company's internal controls and significant findings and recommendations or issues resulting from the audit or review thereof and management's response;

e)	Matters related to the conduct of the audit that are required to be communicated to the Audit Committee under generally accepted auditing standards;

f)
Accounting considerations arising from changes in generally accepted accounting principles ("GAAP"), matters related to changes in accounting principles and financial statement presentation or the Company's operations;

g)	The performance and qualifications of the Company's financial personnel.

h)	Any material disagreements that may arise between the Company's management and its independent auditors;

i)
All critical accounting policies and practices to be used by the Company; all alternative treatments of financial information within GAAP that have been discussed by the independent auditors with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; other material written communications between the independent auditors and the Company's management, such as any management letter or schedule of unadjusted differences; and any analyses of the independent auditors' judgment as to the quality of the Company's accounting principles, including significant reporting issues and judgments made in connection with the preparation of the financial statements; and

j)
The independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

•	Recommend to the Board whether the Company's annual financial statements should be included in the Annual Report on Form lO-K.

•
Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee may retain independent counsel, accountants or others to assist in the conduct of any such investigation, without approval being required by the Board or Management.

•
Establish and implement policies and procedures for pre-approval of all services provided by the Company's independent auditors, including both audit and permissible non-audit services, and disclose all non-audit services authorized by the Audit Committee as required by applicable regulations. The following categories of services for the Company may not be performed by the Company's independent auditors under any circumstances (whether or not pre-approved by the audit committee) contemporaneously with any audit by such independent auditors. These services include: (i) bookkeeping; (ii) financial information systems design and implementation; (iii) appraisal or valuation services; (iv) fairness opinions, or contribution-in-kind reports; (v) actuarial services; (vi) internal audit outsourcing services; (vii) management or human resources services; (viii) broker or dealer, investment adviser or investment banking services; and (ix) legal services and expert services unrelated to the audit.

•
Obtain at least annually and review a report by the independent auditors describing the independent auditors' internal quality control procedures, any material issues raised by the most recent internal quality review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits conducted by the independent auditors and any steps taken by the independent auditors to deal with any such issues.

•	Review and approve all "related party" transactions as required to be disclosed pursuant to Item 404 of Regulation S-K and as otherwise defined by the Audit Committee.

•	Review the Audit Committee Report to be included in the Company's Proxy Statement.

•
Provide a forum for the independent auditors to meet in closed session with the Committee; provided that the substance of any material communication relating to management at any such session shall be communicated to and reviewed with management.

•	Review with senior management and the independent auditors the Company's accounting and financial personnel resources.

•	Review, and oversee the resolution of, any disagreement between management and the independent auditors and, if appropriate, making recommendations with respect thereto to the Board.

•
Establish procedures for receipt, retention and treatment of complaints about accounting, internal control or auditing matters, including procedures for the confidential, anonymous submission of employee concerns about questionable accounting, material control or auditing matters; discuss and evaluate any complaints or concerns received, and authorize such responses and follow-up actions, if any, as it deems necessary and appropriate.

•
Perform such other duties as the Board of Directors may delegate to it, or as the Audit Committee may deem necessary or advisable in order to perform its responsibilities under this Charter or rules and regulations applicable to the Company's Audit Committee.

Meetings

The Audit Committee will meet at least four times each year at the call of the Audit Committee Chair. However, the Audit Committee may establish its own schedule. Each meeting shall include an executive session at which no member of management of the Company is present.

The Audit Committee shall meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

The Audit Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Audit Committee by vote at any such meeting or by unanimous written consent of the members thereof. Unless and until any such procedures are formally adopted by the Audit Committee, the procedures with respect to calling, noticing and holding meetings of the Audit Committee and conducting business of the Audit Committee shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board.

Reports

The Audit Committee may present its reports or recommendations to the Board in written or oral form. The Audit Committee's recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

Minutes

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Other

The Audit Committee, in its sole discretion, shall have the authority, as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee:

•
At the Company's expense and not at the expense of the members thereof, to retain independent counsel (which may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions;

•	At the Company's expense and not at the expense of the members thereof, to incur ordinary administrative expenses that are necessary or appropriate in carrying out its duties; and

•
To request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Audit Committee.

The officers of the Company are requested to cooperate with the Audit Committee and to render assistance to it, as it shall request in carrying out its functions.

Limitation of Audit Committee Responsibility

In adopting this Charter, the Board acknowledges that it is not the responsibility of the Audit Committee to prepare the Company's financial statements, plan or conduct audits of those financial statements, or determine whether those financial statements are complete and accurate and conform to GAAP and applicable rules and regulations. These tasks are the responsibility of management and the Company's independent auditors.

Delegation

To the extent consistent with law and the listing standards of Nasdaq, the Audit Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Audit Committee. Delegation of such responsibilities shall not relieve the Audit Committee from its responsibilities for ensuring the faithful performance of its duties.

Annual Reviews

The Audit Committee will review and reassess the adequacy of this Charter on at least an annual basis and will report to the Board the results of such review and reassessment. At least annually, the Audit Committee will conduct an evaluation of its performance to determine whether it is functioning effectively.

REVOCABLE PROXY CTI INDUSTRIES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 22, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Howard W. Schwan, John H. Schwan, Stephen M. Merrick or any of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of no par value common stock of CTI Industries Corporation (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014, commencing Friday, June 22, 2007 at 10:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the following:

Item 1.	Election of seven directors:

“ FOR ALL NOMINEES (except as                  “ WITHHOLD AUTHORITY
marked to the contrary on the line below)  to vote for all nominees listed below

Nominees (term, if elected, expires 2008):

Michael P. Avramovich	Stanley M. Brown	Stephen M. Merrick	John I. Collins
Howard W. Schwan	John H. Schwan	Bret Tayne

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, WRITE HIS OR THEIR NAME OR NAMES IN THE SPACE BELOW:

_______________________________________________________________________________

Item 2.	Proposal to approve the 2007 Stock Incentive Plan.

“ FOR   “ AGAINST  “ ABSTAIN

Item 3.	Proposal to ratify the appointment of Weiser LLP as auditors of Company for 2007.

“ FOR   “ AGAINST  “ ABSTAIN

Item 4.	In their discretion, on any and all other matters as may properly come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR ITEM 2 , FOR ITEM 3 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 4 ABOVE.

____________________________________

____________________________________
Signature of Stockholder

Dated:___________________________, 2007

NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return signed proxy in the enclosed envelope.